Exhibit 5

Faegre Drinker Biddle & Reath LLP

2200 Wells Fargo Center

90 South Seventh Street

Minneapolis, Minnesota 55402-3901

+1 612 766 7000 main

+1 612 766 1600 fax

August 4, 2026

Archer-Daniels-Midland Company

77 West Wacker Drive, Suite 4600

Chicago, IL 60601

Ladies and Gentlemen:

We have acted as counsel for Archer-Daniels-Midland Company, a Delaware corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-3 (the “Registration Statement”) of the Company filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the proposed offer and sale from time to time of the following securities (the “Securities”):

(i)

unsecured debt securities of the Company (the “Debt Securities”), issuable directly, including as a component of Stock Purchase Units (as defined below), or upon exercise of Warrants (as defined below);

(ii)	shares of preferred stock, without par value, of the Company (the “Preferred Stock”), issuable directly, or in exchange for or upon conversion of Debt Securities;

(iii)

shares of common stock, without par value, of the Company (the “Common Stock”), issuable directly, including as a component of Stock Purchase Units, or in exchange for or upon conversion of Debt Securities or Preferred Stock or upon exercise of Warrants or pursuant to Stock Purchase Contracts (as defined below);

(iv)	warrants to purchase Debt Securities or Common Stock (the “Warrants”), issuable directly;

(v)	purchase contracts for the purchase of Common Stock (the “Stock Purchase Contracts”), issuable directly, including as a components of Stock Purchase Units; and

(vi)

Stock Purchase Units consisting of one or more (a) Stock Purchase Contracts and (b) Debt Securities or debt or equity securities of an entity unaffiliated with the Company, including U.S. Treasury securities, in each case securing holders’ obligations to purchase shares of Common Stock under such Stock Purchase Contracts (the “Stock Purchase Units”).

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The Securities may be offered separately or together with other Securities, in separate classes or series, and in amounts, at prices and on terms to be set forth in the prospectus and one or more supplements to the prospectus (collectively, the “Prospectus”) constituting a part of the Registration Statement, and in the Registration Statement.

Any Debt Securities, in a form to be filed and incorporated into the Registration Statement, will be issued from time to time under an Indenture dated as of July 26, 2023 (the “Indenture”) between the Company and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”), filed as Exhibit 4.3 to the Registration Statement. Any series of Preferred Stock is to be issued from time to time under the Certificate of Incorporation, as amended, of the Company (the “Certificate of Incorporation”) and one or more certificates of designation to be approved by the Board of Directors of the Company (the “Board of Directors”) or a committee thereof (each a “Certificate of Designation”) and filed with the Secretary of State of the State of Delaware in accordance with the General Corporation Law of the State of Delaware. Any Common Stock is to be issued under the Certificate of Incorporation. Any Warrants are to be issued under warrant agreements in a form to be filed and incorporated into the Registration Statement, with appropriate insertions (the “Warrant Agreements”). Any Stock Purchase Contracts are to be issued under one or more stock purchase contract agreements in a form to be filed and incorporated into the Registration Statement, with appropriate insertions (the “Stock Purchase Contract Agreements”). Any Stock Purchase Units are to be issued under one or more unit purchase agreements in a form to be filed and incorporated into the Registration Statement, with appropriate insertion (the “Unit Purchase Agreements”). The Indenture, any supplements thereto, the Certificate of Incorporation, each Certificate of Designation, each Warrant Agreement, each Stock Purchase Contract Agreement and each Unit Purchase Agreement are referred to herein individually as a “Governing Document” and collectively as the “Governing Documents.”

As part of the corporate actions taken and to be taken (the “Corporate Proceedings”) in connection with the issuance of any Securities to be issued and sold from time to time under the Registration Statement, the Board of Directors or a committee thereof, or officers of the Company to whom such authority has been properly delegated by the Board of Directors, will be required to, before such Securities are issued under the Registration Statement, duly authorize the issuance.

For purposes of this opinion, we have reviewed the Certificate of Incorporation, the Bylaws, as amended, of the Company (the “Bylaws”), the Registration Statement, the Indenture, such of the Corporate Proceedings that have occurred as of the date hereof, and such other documents, records, agreements, certificates and instruments, and have reviewed such authorities of law, as we have deemed necessary or appropriate as a basis for our opinions set forth.

Based upon and subject to the foregoing, and to the other qualifications, assumptions, exceptions and limitations stated herein, we are of the opinion that:

1.

With respect to any Debt Securities, upon (a) the completion of all required Corporate Proceedings, (b) if applicable, the due execution and delivery by the Company and the Trustee of a supplement to the Indenture with respect to such Debt Securities, (c) the due execution and delivery by the Company of such Debt Securities, (d) the due authentication by the Trustee of such Debt Securities

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pursuant to the Indenture, and (e) in the case of Debt Securities issuable upon exercise of Warrants or issued as a component of Stock Purchase Units, the completion of the actions in respect of such Warrants or Stock Purchase Units referred to in paragraph 4 or 6 hereof (as the case may be), such Debt Securities will be valid and binding obligations of the Company.

2.

With respect to any Preferred Stock, upon (a) the completion of all required Corporate Proceedings, (b) the due authorization, execution, acknowledgement, delivery and filing by the Company with, and the recording by, the Office of the Secretary of State of the State of Delaware of a Certificate of Designation in respect of such Preferred Stock, (c) the due execution, registration of issuance and delivery of certificates representing such Preferred Stock (or, in the case of Preferred Stock issued without certificates, the due registration of issuance and constructive delivery through book entry of such Preferred Stock), and (d) in the case of Preferred Stock issuable in exchange for or upon conversion of Debt Securities, the completion of the actions in respect of such Debt Securities referred to in paragraph 1 hereof, such Preferred Stock will be validly issued, fully paid and nonassessable.

3.

With respect to any Common Stock, upon (a) the completion of all required Corporate Proceedings, (b) the due execution, registration of issuance and delivery of certificates representing such Common Stock (or, in the case of Common Stock issued without certificates, the due registration of issuance and constructive delivery through book entry of such Common Stock), and (c) in the case of Common Stock issuable in exchange for or upon conversion of Debt Securities or Preferred Stock or upon exercise of Warrants or pursuant to Stock Purchase Contracts or issued as a component of Stock Purchase Units, the completion of the actions in respect of such Debt Securities, Preferred Stock, Warrants, Stock Purchase Contracts or Stock Purchase Units referred to in paragraph 1, 2, 4, 5 or 6 hereof (as the case may be), such Common Stock will be validly issued, fully paid and nonassessable.

4.

With respect to any Warrants, upon (a) the completion of all required Corporate Proceedings, (b) the due authorization, execution and delivery by the Company and the warrant agent of a Warrant Agreement pursuant to which such Warrants are to be issued, (c) the due execution, registration of issuance and delivery by the Company of warrant certificates evidencing such Warrants pursuant to such Warrant Agreement, countersigned by the warrant agent pursuant to such Warrant Agreement, and (d) in the case of Warrants issued as a component of Stock Purchase Units, the completion of the actions in respect of such Stock Purchase Units referred to in paragraph 6 hereof, such Warrant Agreement will constitute a valid and binding obligation of the Company and the warrant certificates evidencing such Warrants will be valid and binding obligations of the Company and will entitle the holders thereof to the rights specified in such Warrant Agreement.

5.	With respect to Stock Purchase Contracts, upon (a) the completion of all required Corporate Proceedings, (b) the due authorization, execution and delivery by the

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Company of a Stock Purchase Contract Agreement in respect of such Stock Purchase Contracts, (c) the due execution, registration of issuance and delivery of certificates evidencing such Stock Purchase Contracts by the Company pursuant to the Stock Purchase Contract Agreement, (d) the due authentication by the purchase contract agent of such Stock Purchase Contract Agreement, and the due execution of each such certificate evidencing such Stock Purchase Contracts by the holder thereof or by the purchase contract agent as attorney-in-fact for such holder, and (e) in the case of Stock Purchase Contracts issued as a component of Stock Purchase Units, the completion of the actions in respect of such Stock Purchase Units referred to in paragraph 6 hereof, such Stock Purchase Contract Agreement will constitute a valid and binding obligation of the Company and the certificates evidencing such Stock Purchase Contracts will be the valid and binding obligations of the Company and will entitle the holders thereof to the rights specified in such Stock Purchase Contract Agreement.

6.

With respect to Stock Purchase Units, upon (a) the completion of all required Corporate Proceedings, (b) the due authorization, execution and delivery of a Unit Purchase Agreement by the Company and the unit purchase agent in respect of such Stock Purchase Units, (c) if such Stock Purchase Units will be evidenced by certificates, the due execution, registration of issuance and delivery of such certificates pursuant to such Unit Purchase Agreement, and (d) the completion of the actions in respect of any Debt Securities and/or Stock Purchase Contracts comprising such Stock Purchase Units referred to in paragraphs 1 and/or 5 hereof (as the case may be), such Unit Purchase Agreement will constitute a valid and binding obligation of the Company and the certificates evidencing such Stock Purchase Units (if applicable) will be the valid and binding obligations of the Company and will entitle the holders thereof to the rights specified in such Unit Purchase Agreement.

The foregoing opinions are subject to the limitation that the validity, binding effect, or enforceability of the provisions of any agreement or instrument is limited by (i) applicable bankruptcy, insolvency, reorganization, assignment for the benefit of creditors, moratorium, fraudulent conveyance, fraudulent transfer, voidable transaction, receivership, or other laws of general application affecting the enforcement of creditors’ rights, (ii) general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith, fair dealing, and the possible unavailability of specific performance, injunctive relief, or other equitable remedies, whether considered in a proceeding at law or in equity, (iii) public policy considerations that may limit the rights of parties to obtain specific remedies or enforce specific terms, and (iv) governmental authority to limit, delay or prohibit the making of payments outside the United States.

The foregoing opinions assume that (a) the Registration Statement and any amendments relating thereto shall have become effective under the Securities Act and will continue to be effective, (b) the Company will remain duly organized, validly existing and in good standing under the laws of the State of Delaware, (c) at the time any Securities or Governing Documents are authorized, issued, executed, authenticated, acknowledged, delivered or filed (as the case may be),

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(i) there will not have occurred any change in the law or in the Certificate of Incorporation or Bylaws affecting the authorization, issuance, execution, authentication, acknowledgement, delivery, filing, validity or enforceability of such Securities or Governing Documents, and (ii) no relevant Corporate Proceedings will have been modified or rescinded, (d) none of the particular terms of any Securities or Governing Documents established after the date hereof will violate, or be void or voidable under, any applicable law, (e) neither the authorization, issuance, execution, authentication, acknowledgement, delivery or filing of any Securities or Governing Documents, nor the compliance by the Company with the terms of such Securities or Governing Documents, resulted or will result in a violation of or default under any agreement or instrument then binding upon the Company or any order of any court or governmental body having jurisdiction over the Company then in effect, (f) the Securities will be issued in accordance with, and in compliance with any limitations on issuance contained in, the Corporate Proceedings related thereto, (g) the consideration designated in the applicable Corporate Proceedings for any Securities shall have been received by the Company and such consideration shall be legally sufficient, (h) each party to any Securities or Governing Documents (other than the Company) has or will have complied with all legal requirements pertaining to its status as such status relates to the right to enforce such agreements or instruments against the Company and has or will have satisfied those legal requirements applicable to it to the extent necessary to make such agreements or instruments enforceable against it, (i) the Indenture shall have been qualified under the Trust Indenture Act of 1939, as amended, (j) the terms of the Securities will be established in conformity with the applicable Governing Documents and the Securities will be issued within the limits of the then remaining authorized but unreserved and unissued amounts of such Securities under the Governing Documents, (k) a prospectus supplement describing each class or series of Securities offered pursuant to the Registration Statement, to the extent required by applicable law, will be timely filed with the Commission, (l) any Securities issuable upon conversion, exchange, or exercise of, or upon purchase pursuant to, any other Securities will have been duly authorized and reserved for issuance (in each case, within the limits of the then remaining authorized but unreserved and unissued amounts of such Securities), and any issuance of such Securities will be effected in accordance with the terms and conditions set forth in such other Securities and the Governing Documents related thereto, (m) all certificates evidencing any Securities will be in the form required by law and approved for issuance by the Company, (n) the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the Delaware General Corporation Law, and (o) any debt or equity securities of an entity unaffiliated with the Company that constitute a component of Stock Purchase Units, any instruments or agreements governing such securities and any certificates representing such securities will have been duly and validly authorized, issued, executed, authenticated, acknowledged, delivered and/or filed (as the case may be) and will be valid, binding and enforceable and/or fully paid and nonassessable (as the case may be).

We have relied upon certificates of public officials as to the accuracy of all matters addressed therein and, with respect to certain factual matters, upon certificates of and information provided by officers and employees of the Company as to the accuracy of such factual matters, in each case without independent verification thereof or other investigation. We have assumed, without investigation, the following: (a) the accuracy and truthfulness of all records of the Company and of all certifications, documents and other proceedings examined by us that have

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been produced by officials of the Company acting within the scope of their official capacities, (b) each document submitted to us for review is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original, and all signatures on each such document, including electronic signatures, are genuine, (c) the legal capacity of natural persons who are involved on behalf of the Company to enter into and perform the referenced instrument or agreement or to carry out their role in the transactions contemplated thereby, (d) that New York law has or will be chosen to govern any Warrant Agreement, Stock Purchase Contract Agreement, Unit Purchase Agreement and any Securities issued thereunder or under the Indenture and any supplements thereto and/or certificates evidencing such Securities described in the foregoing opinions (other than Common Stock or Preferred Stock) and (e) the absence of any undisclosed modifications to the agreements and instruments reviewed by us.

Without limiting any other qualifications set forth herein, the opinions expressed herein are subject to the effect of generally applicable laws that (a) provide for the enforcement of oral waivers or modifications where a material change of position in reliance thereon has occurred or provide that a course of performance may operate as a waiver, (b) limit the enforcement of provisions of instruments or agreements that purport to require waiver of the obligations of good faith, fair dealing, diligence and reasonableness, (c) limit the availability of a remedy under certain circumstances where another remedy has been elected, (d) limit the enforceability of provisions releasing, exculpating or exempting a party from, or requiring indemnification of or contribution to a party for, liability for its own action or inaction, to the extent the action or inaction involves negligence, recklessness, willful misconduct or unlawful conduct or insofar as such provisions otherwise contravene public policy, (e) may, where less than all of an instrument or agreement may be unenforceable, limit the enforceability of the balance of the instrument or agreement to circumstances in which the unenforceable portion is not an essential part of the agreed exchange, (f) govern and afford judicial discretion regarding the determination of damages and entitlement to attorneys’ fees and other costs, (g) may permit a party who has materially failed to render or offer performance required by a contract to cure that failure unless either permitting a cure would unreasonably hinder the aggrieved party from making substitute arrangements for performance or it is important under the circumstances to the aggrieved party that performance occur by the date stated in the instrument or agreement, (h) may require mitigation of damages, (i) may limit the enforceability of certain waivers, including without limitation, waivers of the right to jury trial, and (j) provide a time limitation after which a remedy may not be enforced (i.e., statutes of limitation).

We express no opinion as to (i) whether a court would award a judgment in a currency other than United States dollars or as to the enforceability of any provision specifying rates of exchange for, or requiring indemnity against loss in, converting into a specified currency the proceeds or amount of a court judgment in another currency, (ii) any agreement to submit to the jurisdiction of any particular court or other governmental authority (either as to personal jurisdiction or subject matter jurisdiction) (except to the extent such agreement would be enforceable based on Section 5-1402 of the General Obligations Law of the State of New York), any provision restricting access to courts (including without limitation agreements to arbitrate disputes), any waivers of the right to jury trial, any waivers of service of process requirements that

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would otherwise be applicable, any provision relating to evidentiary standards, any agreement that a judgment rendered by a court in one jurisdiction may be enforced in another jurisdiction, or any provision otherwise affecting the jurisdiction or venue of courts, (iii) any provision waiving legal, statutory or equitable defenses or other procedural, judicial or substantive rights, or (iv) any provision that authorizes one party to act as attorney-in-fact for another party.

The opinions herein expressed are rendered as of the date first written above and are limited to the specific issues addressed and to facts and laws existing on the date hereof. By rendering our opinion, we do not undertake to advise you with respect to any other matter or of any change in such laws or in the interpretation thereof, or of any change in facts, which may occur after the date hereof.

Our opinions set forth herein are limited to the Delaware General Corporation Law and the laws of the State of New York, and we express no opinion as to the effect of any other laws.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to being named in the Prospectus included therein under the caption “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder with respect to any part of the Registration Statement, including this exhibit.

Very truly yours,
/s/ Faegre Drinker Biddle & Reath LLP
FAEGRE DRINKER BIDDLE & REATH LLP